Exhibit 99.1

To:  All Employees of Spirit of Texas Bank SSB

From:  David M. McGuire

Date:  April 7, 2020

To All Employees,

The Executive Team wants to make you aware that Mr. Dean O. Bass, our Chairman/CEO, has taken a temporary medical leave of absence due to exposure to the Covid-19 virus.  Mr. David McGuire, our President/Chief Lending Officer, has assumed the responsibilities of interim CEO of the Holding Company and interim CEO of the Bank in Dean’s absence.  David is in daily communications with Dean and we do not anticipate any interruptions in any of our services.  Dean additionally wanted to tell everyone that he is recovering and will be back in the office soon.

David M. McGuire

Interim CEO/President/CLO

Spirit of Texas Bank

720 N. Post Oak Rd.

Houston, Texas 77024

713-613-1102 (off)

713-410-9125 (cell)